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                                                                   EXHIBIT 10.23



                                  EXHIBIT 2(A)


                                  FORM OF NOTE

                                   [attached]
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         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
         AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED UNLESS THE COMPANY HAS RECEIVED A WRITTEN OPINION FROM COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSFER IS BEING MADE IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

                      HORIZON PERSONAL COMMUNICATIONS, INC.

                     13% SENIOR SUBORDINATED PROMISSORY NOTE
                              DUE FEBRUARY 14, 2001


$13,000,000                                            Charlotte, North Carolina
                                                               February 15, 2000


         FOR VALUE RECEIVED, the undersigned, HORIZON PERSONAL COMMUNICATIONS, INC., an Ohio corporation (the "Company"), promises to pay to the order of FIRST UNION INVESTORS, INC., a North Carolina corporation, or its registered assigns (the "Holder"), the principal sum of Thirteen Million and No/100 Dollars ($13,000,000) on February 14, 2001, with interest thereon from time to time as provided herein.

         1. BRIDGE NOTE PURCHASE AGREEMENT; CONVERSION AGREEMENT. This senior subordinated promissory note (this "Note") is the Note issued pursuant to the Bridge Note Purchase Agreement, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the "Purchase Agreement"), between the Company and the purchaser named therein, and the Holder is subject to the terms and entitled to the benefits of this Note, the Purchase Agreement and the Conversion Agreement and may enforce the agreements of the Company contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available in respect hereto and thereto. Capitalized terms used herein without definition have the meanings assigned thereto in the Purchase Agreement.

         2. INTEREST. Subject to the terms and conditions hereof, the Company promises to pay interest on the principal amount of this Note at the rate of 13% per annum, payable quarterly in arrears on May 15, 2000, August 15, 2000, November 15, 2000, and February 14, 2001 (each date upon which interest shall be so payable, an "Interest Payment Date"), beginning on May 15, 2000. Interest on this Note shall accrue from the date of issuance until repayment of the principal and payment of all accrued interest and premium in full, shall be computed on the basis of a 364-day year and shall be paid, at the Company's option, by (i) wire transfer of immediately available funds to an account designated by the Holder or (ii) the issuance of additional Notes of like tenor to the Holder in the amount of interest payable on such date in substantially the form attached hereto.


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Notwithstanding the foregoing provisions of this Section 2, but subject to applicable law, upon the occurrence and during the continuance of an Event of Default, the principal of and overdue interest on this Note shall bear interest, at the election of the Holder, from the date of the occurrence of such Event of Default until such Event of Default is cured or waived, payable on demand in immediately available funds, at the rate of 15% per annum.

                  3.       OPTIONAL PREPAYMENT.

                  (a) Subject to Section 6 and the terms of the Conversion Agreement, upon notice given to the Holder as provided in Section 3(b), the Company, at its option, may at any time prepay all or any portion of this Note, by paying an amount equal to the outstanding principal amount of this Note, or the portion of this Note called for prepayment, together with interest accrued and unpaid thereon to the date fixed for prepayment, and all other amounts due under this Note and the Purchase Agreement.

                  (b) Subject to Section 6 and the terms of the Conversion Agreement, the Company shall give written notice of prepayment of this Note or any portion thereof pursuant to Section 3(a) not less than 10 nor more than 20 days prior to the date fixed for such prepayment. Upon the giving of notice of prepayment by the Company, the Company covenants and agrees that it will prepay, on the date therein fixed for prepayment, this Note or the portion hereof so called for prepayment, by paying an amount equal to the outstanding principal amount hereof or the portion hereof so called for prepayment together with interest accrued and unpaid thereon to the date fixed for such prepayment, and all other amounts due under this Note and the Purchase Agreement.

                  (c) Subject to Section 6 and the terms of the Conversion Agreement, all optional prepayments under Section 3 of this Note shall be applied first to all costs, expenses, indemnities and other amounts payable hereunder and under the Purchase Agreement, then to payment of default interest, if any, then to payment of accrued interest and thereafter to payment of principal in the pro rata order of the scheduled maturities thereof.

         4.       MANDATORY PREPAYMENTS.

                  (a) Subject to Section 6 and the terms of the Conversion Agreement, if, at any time while this Note is outstanding, any of the following events occurs (each such event, a "Mandatory Prepayment Event"), then, at the option of the Holder, the Company shall make a mandatory prepayment of this Note in whole or in part at the time of such Mandatory Prepayment Event:

                                    (i)     the consummation of any Organic
                                            Change;

                                    (ii)    the consummation of an Initial
                                            Public Offering; or


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                                    (iii)   the consummation of a Permanent
                                            Financing; provided, however, that
                                            neither the Company's issuance of
                                            debt securities constituting
                                            Permitted Senior Debt nor the
                                            Company's issuance of equity
                                            securities in a private placement
                                            which yields gross proceeds in an
                                            aggregate amount of less than
                                            $20,000,000 shall constitute a
                                            Permanent Financing for purposes of
                                            this Section 4(a)(iii).

                  (b) Subject to Section 6 and the terms of the Conversion Agreement, the Company shall give written notice to the Holder of any of the Mandatory Prepayment Events described in this Section 4 not less than 15 nor more than 60 days prior to the proposed closing date thereof describing in reasonable detail such transaction and the proposed closing date. Upon receipt of such notice, the Holder shall have a period of 10 days in which to notify the Company in writing of the principal amount of this Note or portion thereof to be prepaid. The parties agree that the amount to be prepaid by the Company shall not exceed the aggregate amount of proceeds received by the Company in connection with the occurrence of an event under Section 4(a)(i) or
         Section 4(a)(iii). Upon receipt of such written notice from the Holder, the Company covenants and agrees it will prepay, on the closing date of such transaction, this Note or the portion thereof subject to prepayment by paying an amount equal to the outstanding principal amount hereof subject to prepayment together with interest accrued and unpaid thereon. Each such prepayment shall be applied as provided in
         Section 4(d) hereof.

                  (c) Subject to Section 6 and the terms of the Conversion Agreement, if, at any time while this Note is outstanding, a Change of Control occurs (a "Change of Control Event"), then, at the option of the Holder, the Company shall make a mandatory prepayment of this Note in whole or in part at the time of such Change of Control Event. Subject to Section 6, the Company shall give written notice to the Holder of the Change of Control Event described in this Section 4 not less than 15 nor more than 45 days prior to the proposed closing date thereof describing in reasonable detail such transaction and the proposed closing date. Upon receipt of such notice, the Holder shall have a period of 10 days in which to notify the Company in writing of the principal amount of this Note or portion thereof to be prepaid. Upon receipt of such written notice from the Holder, the Company covenants and agrees it will prepay, on the closing date of such transaction, this Note or the portion thereof subject to prepayment by paying an amount equal to the outstanding principal amount hereof subject to prepayment together with interest accrued and unpaid thereon and a prepayment premium equal to 1% of the outstanding principal amount of the Note. Each such prepayment shall be applied as provided in Section 4(d) hereof.

                  (d) Subject to Section 6 and the terms of the Conversion Agreement, all optional prepayments under Section 4 of this Note shall be applied first to all costs, expenses,


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         indemnities and other amounts payable hereunder and under the Purchase
         Agreement, then to payment of default interest, if any, then to payment of accrued interest and thereafter to payment of principal in the pro rata order of the scheduled maturities thereof.

         5.       DEFAULTS AND REMEDIES.

                  (a) Events of Default. An "Event of Default" shall occur hereunder if:

                           (i) the Company shall default in the payment of the principal of this Note, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise; or

                           (ii) the Company shall default in the payment of any installment of interest on this Note, when and as the same shall become due and payable, and such default shall continue for a period of three Business Days; or

                           (iii) the Company shall default in the due observance or performance of any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to Sections 7(f), 7(i), 7(l), 7(g), 8 or 9 of the Purchase Agreement, and such default is not remedied by the Company or its Subsidiaries or waived by the Holder within five Business Days after receipt by the Company, its Subsidiaries or the Parent of written notice from the Holder of such default; or

                           (iv) the Company or any of its Subsidiaries shall default in the due observance or performance of any covenant, condition or agreement to be observed or performed pursuant to the terms of this Note or pursuant to the terms of the Purchase Agreement and such default is not remedied by the Company or its Subsidiaries or waived by the Holder within 30 days after receipt by the Company, its Subsidiaries or the Parent of written notice from the Holder of such default; or

                           (v) any representation, warranty, certification or statement made by or on behalf of the Company, the Parent or any of its Subsidiaries in the Purchase Agreement, the Note, or the other Transaction Documents or in any certificate delivered pursuant hereto or thereto shall have been incorrect in any material respect when made; or

                           (vi) an Event of Default (as defined in the Credit Agreements) under either of the Credit Agreements occurs; or

                           (vii) the Company shall default (as principal or guarantor) in the payment of any Indebtedness (other than the Note or the Indebtedness arising under the Credit Agreements) in an amount, individually or in the aggregate, in excess of $250,000


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                  when and as the same shall become due and payable whether at stated or scheduled maturity, by acceleration or otherwise, or the Company shall default in the performance or observance of any covenant, condition or agreement contained in any such Indebtedness, if, in each case, the effect of such failure to pay or perform or observe is to cause or permit the holder or holders thereof to cause such Indebtedness to become or be declared, to be prepaid, redeemed, purchased or defeased due prior to its stated maturity; or

                           (viii) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (A) relief in respect of the Company or of a substantial part of its property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or a similar official for the Company or for a substantial part of its property or assets, or (C) the winding up or liquidation of the Company; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered; or

                           (ix) the Company shall (A) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding for the filing of any petition described in paragraph (viii) of this Section 5(a), (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company, or for a substantial part of its property or assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors, (F) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (G) take any action for the purpose of effecting any of the foregoing; or

                           (x) one or more judgments, writs or warrants of attachment, executions or similar processes for the payment of money in an aggregate amount in excess of $250,000 (to the extent not covered by insurance) shall be rendered against the Company and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Company to enforce any such judgment; or

                           (xi) any ERISA Event shall have occurred with respect to a Plan or Multiemployer Plan of the Company or any of its Subsidiaries and the sum


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                  (determined as of the date of occurrence of such ERISA Event)
                  of the amount of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA (the "Insufficiency") of such Plan and the Insufficiency of any and all other Plans of the Company with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Company and its ERISA Affiliates related to such ERISA Event) exceeds, or would be reasonably likely to exceed, $250,000; or

                           (xii) any Subsidiary Guaranty or any provision thereof shall cease to be in full force and effect or any Subsidiary Guarantor or any Person acting by or on behalf of any Subsidiary Guarantor shall deny or disaffirm any Subsidiary Guarantor's obligations under the Subsidiary Guaranty; or

                           (xiii)   any one or more licenses, permits,
                  accreditations or authorizations of the Company or any of its Subsidiaries shall be suspended, limited or terminated or shall not be renewed, or any other action shall be taken, by any Governmental Authority in response to any alleged failure by the Company or any of its Subsidiaries to be in compliance with applicable Requirements of Law, and such action, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect; or

                           (xiv) there shall occur (A) any uninsured damage to, or loss, theft or destruction of, any properties of the Company and its Subsidiaries having an aggregate fair market value in excess of $250,000 or (B) any labor dispute, act of God or other casualty that has or would be reasonably likely to have a Material Adverse Effect.

                  (b)      Acceleration. If an Event of Default occurs under
         Section 5(a)(viii) or (ix), then the outstanding principal of and interest and premium (as determined pursuant to Section 3(c) and Section 4(d) hereof) on this Note shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived. If any other Event of Default occurs and is continuing, the Holder by written notice to the Company, may (subject to Section 6 hereof) declare the principal of and interest and premium (as determined pursuant to Section 3(c) hereof) on this Note to be due and payable immediately. Upon any such declaration of acceleration, such principal, interest and premium shall become immediately due and payable and, subject to Section 6 hereof, the Holder shall be entitled to exercise all of its rights and remedies hereunder and under the Purchase Agreement whether at law or in equity.

         6. SUBORDINATION. The Company, for itself and its successors and assigns, covenants and agrees, and each Holder of this Note, by its acceptance hereof, shall be deemed to have agreed, that the payment from whatever source of the indebtedness of the Company evidenced by this Note,


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including the principal hereof and interest and premium hereon, shall only be subordinate and junior in right of payment to the prior payment in full of the Permitted Senior Debt of the Company.

         7. SUITS FOR ENFORCEMENT. Subject to Section 6, upon the occurrence and continuance of any one or more Events of Default, the Holder may proceed to protect and enforce its rights and remedies hereunder by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in the Purchase Agreement or this Note or in aid of the exercise of any power granted in the Purchase Agreement or this Note, or may proceed to enforce the payment of the Note, or to enforce any other legal or equitable right of the holders of the Note.

         8. REMEDIES CUMULATIVE. No remedy herein conferred upon the Holder is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. To the extent permitted by applicable law, and subject to the notices required to be provided by the Holder to the Company, the Company and the Holder waive presentment for payment, demand, protest and notice of dishonor.

         9.       HOLDER; TRANSFER.

                  (a) The term "Holder" as used herein shall also include any transferee of this Note whose name has been recorded by the Company in the register referred to in Section 9(b). Each transferee of this Note acknowledges that this Note has not been registered under the Securities Act, and may be transferred only upon receipt by the Company of an opinion of counsel, which opinion shall be satisfactory in form and substance to the Company, stating that this Note may be transferred without registration under the Securities Act in reliance on an exemption therefrom.

                  (b) The Company shall maintain a register in its office for the purpose of registering the Notes and any transfer thereof, which register shall reflect and identify, at all times, the ownership of any interest in the Notes. Upon the issuance of this Note, the Company shall record the name of the initial purchaser of this Note in such register as the first Holder. Thereafter, the Company shall duly record the name of a transferee on such register promptly after receipt of the opinion referred to in Section 9(a) above.

         10. PAYMENTS. All payments and prepayments of principal of and interest and premium on this Note shall be made in lawful money of the United States of America.

         11. COVENANTS BIND SUCCESSORS AND ASSIGNS. All the covenants, stipulations, promises and agreements contained in this Note by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.


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         12.      GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of North Carolina regardless of conflicts of law principles.

         13. VARIATION IN PRONOUNS. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

         14. HEADINGS. The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.


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         IN WITNESS WHEREOF, this Note has been executed by the Company by its duly authorized officer as of the day and year first above written.

                                         HORIZON PERSONAL COMMUNICATIONS, INC.



                                         By:
                                            ----------------------------------
                                            Name:
                                            Title:


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